Exhibit 10.11.1

STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between Western Coal Corp. (the “Company”) and the Optionee named below pursuant to the Western Coal Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	on [Date]

2.	[Name] (the “Optionee”);

3.	was granted the option (the “Option”) to purchase [ ] Common Shares (the “Option Shares”) of the Company;

4.	for the price of $[ ] per share (the “Option Price”);

5.	which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:
shares immediately,
shares one year from date of grant,

6.	terminating on the [Date] at [Time] (Vancouver Time), [Year].

7.	on the terms and subject to the conditions set out in the Plan and the following additional conditions imposed by the Board:

For greater certainty, once Options have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

The Optionee acknowledges that while the Plan does not permit Options representing more than 5% of the issued and outstanding Shares of the Company on a non-diluted basis be granted to an Insider, the Insider may, because of other shareholdings, hold more than 10% of the Company’s issued and outstanding Shares. The Optionee further acknowledges that in the event the Optionee owns more than 10% of the Company’s issued and outstanding Shares, the Optionee may be a “specified shareholder” as defined in the Income Tax Act (Canada) and that one consequence of “specified shareholder” status is that the Optionee will not be able to defer tax on the employee stock option benefit upon the exercise of his or her Options.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the [   ] day of [   ].

OPTIONEE	WESTERN COAL CORP. Authorized Signatory